UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	May 25, 2011

AMBASSADORS INTERNATIONAL, INC.
______________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

2101 4th Avenue, Suite 210 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(206) 292-9606

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 25, 2011, Ambassadors International, Inc. (the “Company”) and certain subsidiaries of the Company organized or incorporated in the United States (collectively, the “Sellers”) completed the previously disclosed sale to TAC Cruise, LLC (“TAC”) of substantially all of the assets of the Sellers, including the equity interests in the foreign entity that owns and operates the Windstar Cruises business, pursuant to the Asset Purchase Agreement dated as of May 17, 2011 (the “Purchase Agreement”).   The Purchase Agreement, and the consummation of the transactions contemplated thereby, were approved on May 19, 2011, following a hearing, by order (the “Sale Order”) of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to the provisions of Section 363 of the United States Bankruptcy Code.

As required by the Purchase Agreement, at the closing on May 25, 2011, TAC paid a cash purchase price of approximately $39.0 million and assumed certain specified liabilities of the Sellers.  In connection with the sale, and as required by the Purchase Agreement and the Sale Order, the Company repaid all amounts outstanding under its Amended and Restated Credit and Guaranty Agreement and all amounts outstanding under the indenture governing the Company’s 10% Senior Secured Notes due 2012.  The remaining sale proceeds held by the Company’s bankruptcy estate are expected to be used to provide for the wind-down and liquidation of the Company’s estate and to pay post-petition administrative claims in the Company’s bankruptcy proceedings.  Accordingly, the Company does not expect that there will be any significant proceeds from the sale available for distribution to the Company’s stockholders or holders of the Company’s convertible notes.

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 26, 2011, following consummation of the sale of assets to TAC under the Purchase Agreement referred to above, Timothy Bernlohr, Hans Birkholz, Daniel Englander and Stephen McCall resigned from the Company’s Board of Directors, effective May 26, 2011.

On May 25, 2011, as a result of the sale of assets to TAC, the employment agreements between the Company and its executive officers, including its chief executive officer, Hans Birkholz, and its chief financial officer, Mark Detillion, were assigned to, and assumed by, TAC and the Company was released as a party under these agreements.  The Company has not entered into any new contracts or arrangements with its executive officers subsequent to consummation of the sale.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 25, 2011, the Company’s Board of Directors approved an amendment to the Company's bylaws to provide that the Company’s Board of Directors would consist of one director.  Such amendment became effective on May 26, 2011 upon the effectiveness of the Board resignations discussed above in Item 5.02.  A copy of the Company’s bylaws, as amended, is attached hereto as Exhibit 3.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
3.1	Amended Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 31,  2011

AMBASSADORS INTERNATIONAL, INC.
By: /s/ Mark T. Detillion
Name: Mark T. Detillion
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended Bylaws.